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                                                                       EXHIBIT 7

                                      AGREEMENT

    AGREEMENT, dated as of September 12, 1997, by and between each of the persons named on the signature pages hereto.

    WHEREAS, on August 19, 1997, a Schedule 13D (the "Schedule 13D"), executed by Douglas A. Gerrard ("Gerrard"), was filed with the Securities and Exchange Commission (the "Commission") on behalf of a "group" (the "Group") with respect to the beneficial ownership of shares of common stock (the "Common Stock") of Dominion Bridge Corporation (the "Company") for purposes of Rule 13d-1 and
Schedule 13D promulgated by the Commission; and

    WHEREAS, each of the undersigned constitutes an additional member of the Group.

    NOW, THEREFORE, the parties hereto hereby agree as follows:

    1. An amended statement containing the information required by Schedule 13D shall be prepared with respect to the respective interests in shares of Common Stock held by the undersigned (the "Amendment"). Each of the undersigned shall be responsible for the completeness and accuracy concerning it or him contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other party contained therein, except to the extent that it or he knows or has reason to believe that such information is inaccurate.

    2. Gerrard shall be designated as the person authorized to receive notices and communications with respect to the Amendment and any additional amendments to the Schedule 13D.

    3. Each of the undersigned hereby constitutes and appoints Douglas A. Gerrard its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for it and in its name, place and stead, in any and all capacities, to sign the Amendment and any additional amendments to the
Schedule 13D, and other documents in connection therewith, to be filed with the Commission, granting unto said attorney-in-fact and agent all power and authority to do and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    4. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.

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    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                  DOMINION PARK EQUITIES, .L.L.C.


                                  By: /S/ Douglas A. Gerrard
                                     ----------------------------
                                    Name:  Douglas A. Gerrard
                                    Title:  Managing Member

                                  WELLGATE INTERNATIONAL LTD.


                                  By: /S/ Michel Marengere
                                     ----------------------------
                                     Name:  Michel Marengere
                                     Title:

                                      /S/ Allen Gerrard
                                     ----------------------------
                                     Allen Gerrard

                                      /S/ Douglas A. Gerrard
                                     ----------------------------
                                     Douglas A. Gerrard